Exhibit 14

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints JIM COPPEDGE and KATHERINE STONER, or each of them, as his or her true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statement listed below, for which AIG ANNUITY INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENT
Registrant Name	File No.
A.G. Separate Account A	333-70801 / 811-08862

Director

Jay S. Wintrob

/S/ BRUCE R. ABRAMS Director, President and Chief February 27, 2009

Bruce R. Abrams Executive Officer

/S/ MICHAEL J. AKERS Director, Senior Vice President February 27, 2009

Michael J. Akers and Chief Actuary

/S/ JIM COPPEDGE Director, Senior Vice President, February 27, 2009

Jim Coppedge General Counsel and Secretary

/S/ N. SCOTT GILLIS Director, Senior Vice President February 27, 2009

N. Scott Gillis and Principal Financial Officer

/S/ SHARLA A. JACKSON Director and Executive Vice February 27, 2009

Sharla A. Jackson President - Operations

/S/ KATHLEEN M. MCCUTCHEON Director and Vice President - February 27, 2009

Kathleen M. McCutcheon Human Resources

/S/ CHRISTOPHER J. SWIFT Director February 27, 2009

Christopher J. Swift